UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2010

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY	11050
(Address of principal executive offices)	(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, Pall Corporation (the “Registrant”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved amendments to the Registrant’s Management Stock Purchase Plan (the “Management Plan”), which were adopted by the Registrant’s Board of Directors (the “Board”) on July 15, 2010 subject to shareholder approval. The “named executive officers” of the Registrant, Chairman, Chief Executive Officer and President, Eric Krasnoff; Chief Operating Officer, Roberto Perez; Chief Financial Officer and Treasurer, Lisa McDermott; and Senior Vice President, General Counsel and Corporate Secretary, Sandra Marino; are all participants in the Management Plan. The material terms of the Management Plan are described on pages 66-71 in the Registrant’s 2010 Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2010, and incorporated herein by reference.

The amendments to the Management Plan increase the number of shares of common stock available for purchase under the Plan by 650,000 (for an aggregate total of 3,800,000 shares of common stock available under the Plan). The Management Plan as included in the Proxy Statement as Appendix C is incorporated herein by reference.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the shareholders approved amendments to the Registrant’s By-Laws, which were adopted by the Board on September 23, 2010 subject to shareholder approval. The amendments facilitate the Registrant’s ability to provide proxy materials to shareholders via the internet under the SEC’s proxy rules. The amendments expand the window for mailing notices of the annual meetings of shareholders from not less than 10 and not more than 40 days before the meeting to not less than 10 and not more than 60 days before the meeting and allow the Registrant to send notices of meetings electronically.

Following the Annual Meeting, the Board further amended the Registrant’s By-Laws by changing the number of directors on the Board from 12 to 11. The amendment was effective immediately.

The foregoing description of the amendments to the Registrant’s By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3(ii) and incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders voted on the five proposals detailed in the Registrant’s Proxy Statement and casted their votes as follows:

Proposal 1. Election of 11 members to the Board for a term expiring at the 2011 Annual Meeting of Shareholders.

				Broker
Director Nominee	For	Against	Abstained	Non-Votes
Amy E. Alving	85,576,513	2,828,130	397,371	9,745,471
Daniel J. Carroll, Jr.	86,229,766	2,153,613	418,636	9,745,471
Robert B. Coutts	88,012,360	394,701	394,953	9,745,471
Cheryl W. Grisé	88,006,752	411,270	383,992	9,745,471
Ronald L. Hoffman	87,984,253	421,212	396,549	9,745,471
Eric Krasnoff	85,470,948	2,927,993	403,073	9,745,471
Dennis N. Longstreet	88,274,231	136,670	391,114	9,745,471
Edwin W. Martin, Jr.	86,098,680	2,278,460	424,875	9,745,471
Katharine L. Plourde	86,377,124	2,015,978	408,912	9,745,471
Edward L. Snyder	88,117,446	292,993	391,576	9,745,471
Edward Travaglianti	88,129,312	265,207	407,494	9,745,471

Proposal 2. Ratification of appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2011.

For	Against	Abstained	Broker Non-Votes
96,165,470	2,091,626	290,389	0

Proposal 3. Approval of amendment to the Registrant’s By-Laws to facilitate the use of the notice and access option to deliver proxy materials.

For	Against	Abstained	Broker Non-Votes
97,600,839	547,013	399,633	0

Proposal 4. Approval of amendment to the Registrant’s Employee Stock Purchase Plan to increase the number of shares of common stock available for purchase under the plan.

For	Against	Abstained	Broker Non-Votes
87,113,234	1,336,176	352,604	9,745,471

Proposal 5. Approval of amendment to the Management Plan to increase the number of shares of common stock available for purchase under the plan.

For	Against	Abstained	Broker Non-Votes
64,319,266	24,115,337	367,411	9,745,471

ITEM 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

     3(ii)       Registrant’s By-Laws, as amended through December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

/s/ Francis Moschella
December 17, 2010	Francis Moschella
Vice President – Corporate Controller
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
3(ii)	Registrant’s By-Laws, as amended through December 15, 2010.